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                                                                    Exhibit 10.7

                       MORNING PRIDE MANUFACTURING L.L.C.

                      GUARANTEED, UNSECURED PROMISSORY NOTE

NOTICE: THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR QUALIFIED UNDER ANY OTHER APPLICABLE SECURITIES LAWS. THIS NOTE MAY NOT BE TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF UNLESS THE MAKER IS PROVIDED WITH AN OPINION OF COUNSEL, SATISFACTORY TO MAKER, THAT SUCH DISPOSITION DOES NOT VIOLATE APPLICABLE SECURITIES LAWS.

$2,924,000                                           August 14, 1998
                                                     Rock Island, Illinois

FOR VALUE RECEIVED, the undersigned, Morning Pride Manufacturing L.L.C., a Delaware limited liability company ("MAKER"), promises to pay to the order of William Grilliot and Mary Grilliot (collectively, "PAYEE"), their successors and assigns, the principal sum of Two Million Nine Hundred Twenty-Four Thousand Dollars ($2,924,000), plus interest computed on the basis of the actual number of days elapsed in a year of 360 days at a variable rate of interest per annum which is at all times equal to the sum of (i) 200 basis points plus (ii) the "prime rate" of interest as from time to time publicly announced by Citibank, N.A., New York, New York, or its successor; provided, however, that the interest rate hereunder shall in no event exceed the maximum rate permitted by applicable law.

     Maker shall pay (i) accrued interest hereunder quarterly in arrears on January 1, April 1, July 1, and October 1 of each year commencing October 1, 1998; and (ii) the principal hereof in twenty (20) consecutive quarterly installments of One Hundred Forty-Six Thousand Two Hundred Dollars ($146,200) each on January 1, April 1, July 1 and October 1 of each year, commencing October 1, 2000, and continuing thereafter until July 1, 2005, at which time the entire principal amount outstanding hereunder, together with all accrued interest, shall be due and payable immediately. All payments hereunder shall be applied first to accrued interest and then to the unpaid principal balance hereof.

     This Note is issued pursuant to and is subject to the terms and provisions of that certain Asset Purchase Agreement, dated as of July 31, 1998, by and among Maker, Norcross Safety Products L.L.C. ("NSP"), Payee, American Firefighters Cooperative, Inc. and Morning Pride Manufacturing, Inc.

     At the option of Maker, this Note may be prepaid in whole or in part at any time without premium or penalty upon five days' notice. Within five days of receiving notice of a change in control of Maker or NSP, this Note shall, at Payee's option, be prepaid in whole, including all accrued interest hereon. Partial prepayments shall be applied to unpaid installments of principal to become due hereunder in the inverse order of their maturity. All amounts not paid when due under this Note shall bear interest until paid at a

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rate of four hundred (400) basis points above the prime rate per year or the maximum rate allowed by law, whichever is less. Such interest shall be immediately due and payable.

     For the purposes of this Note, "change of control" shall mean the occurrence of any of the following events: (a) Maker or NSP is merged, consolidated or reorganized, into or with another person, and as a result of such merger, consolidation or reorganization, less than a majority of the then outstanding ownership interests of such person immediately after such transaction are held in the aggregate by the members of NSP immediately prior to such transaction; or (b) Maker or NSP sells or otherwise transfers all or substantially all of its assets to another person, and as a result of such sale or transfer, less than a majority of the then outstanding ownership interests of such person immediately after such sale or transfer are held in the aggregate by the members of NSP immediately prior to such sale or transfer. Promptly after any change in control of Maker or NSP, Maker shall notify Payee of such change in control.

     This Note is unsecured subordinated debt of Maker and shall be PARI PASSU with all Maker's existing and future subordinated debt.

     A. Until all amounts owing on or in respect of the Senior Debt (as defined hereafter) shall have been indefeasibly paid in full, no payment of any kind shall be made on account of, or in respect of, this Note, PROVIDED, HOWEVER, that until such time as a default in any payment due on or in respect of any of the Senior Debt has occurred and is continuing or an event of default under any of the Senior Debt Documents (as defined hereafter) has occurred and is continuing, scheduled payments on account of principal of, or interest on, this Note may be made in accordance with the terms hereof.

     B. If any payment on account of or in respect of this Note is made at a time when such payment is not permitted by paragraph A, then such payments shall be held by Payee, in trust for the benefit of, and shall be paid forthwith over and delivered, in the form received, to First Security Bank, National Association, as collateral agent for the holders of the Senior Debt for application to the payment of the Senior Debt to the extent necessary to pay the Senior Debt in full.

     C. Until the Senior Debt shall have been indefeasibly paid in full, Payee shall not ask, demand, sue for, take or receive from Maker or any other person, by set off or in any other manner, any payment or distribution on account of, or in respect of this Note, except for or in respect of payments permitted by paragraph A.

     D. Upon any distribution of assets of Maker upon any dissolution, winding up, liquidation or reorganization of Maker (whether in bankruptcy, insolvency or receivership proceedings or upon assignment for the benefit of creditors or otherwise):

          (1) First Security Bank, National Association, as collateral agent for the holders of the Senior Debt shall first be entitled to receive payment in full of all amounts due on the Senior Debt before Payee is entitled to receive any payment or distribution of assets on account of, or in respect of, this Note;

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          (2)  an amount equal to any payment or distribution of assets of Maker or of any kind or character, whether in cash, property or securities, to which Payee would be entitled, except for the provisions of paragraph D(1), shall be paid by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or other trustee or agent, directly to First
     Security Bank, National Association, as collateral agent for the holders of the Senior Debt to the extent necessary to make payment in full of the Senior Debt remaining unpaid, after giving effect to any concurrent payment or distribution to First Security Bank, National Association, as collateral agent for the holders of the Senior Debt on account of the Senior Debt in accordance with paragraph D(1); and

          (3) if any payment or distribution of assets of Maker of any kind or character, whether in cash, property or securities, shall be received by Payee on account of amounts due on this Note in excess of the amount which Payee would have received if paragraph D(1) had been complied with, the payment or distribution shall be held by Payee in trust for the benefit of, and shall be paid forthwith over and delivered, in the form received, to First Security Bank, National Association, as collateral agent for the holders of the Senior Debt for application to the payment of the Senior Debt to the extent necessary to make payment in full of the Senior Debt remaining unpaid..

     E. The holders of the Senior Debt may at any time and from time to time without the consent of or notice to Payee: (i) extend, renew, modify, assign or refund the Senior Debt; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt; (iii) release any guarantor or any other person (except Maker) liable in any manner for the Senior Debt; (iv) exercise or refrain from exercising any rights against Maker or any other person; and (v) apply any sums by whomever paid or however realized to Senior Debt. Any and all of such actions may be taken by the holders of Senior Debt without incurring responsibility to Payee and without impairing or releasing the Senior Debt of Payee to the holders of Senior Debt.

     F. The subordination provisions of this Note are for the benefit of the holders of Senior Debt (and their successors and assigns) and shall be enforceable by them directly against Payee. No provision of this Note may be amended or otherwise modified without the prior, express written consent of the holders of at least a majority of the Senior Debt. No holder of Senior Debt shall be prejudiced in its right to enforce subordination of this Note by any act or failure to act by Maker or anyone in custody of Maker's assets or property.

     G. So long as any Senior Debt is outstanding, Payee shall not commence or join with any other creditor of Maker to commence any bankruptcy, insolvency, reorganization or other similar proceeding against Maker, unless the holders of Senior Debt shall have so consented. To the extent that any such payments or distributions are made in property other than cash, Payee authorizes the holders of the Senior Debt, in their sole discretion, to determine, subject, however, to the requirements of any applicable law,

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the disposition of such properties for the benefit of Payee. Payee will execute such powers of attorney, assignments and other instruments or documents, and endorse such notes and stock certificates, as the holders of the Senior Debt shall reasonably request in order to effectuate these provisions.

As used in this Note (i) the term "Senior Debt" means all indebtedness, liabilities and obligations of Maker, whether now existing or hereafter arising, directly or indirectly, absolute or contingent, due or to become due, matured or unmatured, liquidated or unliquidated, for the payment of principal of, interest on, premium on and any other amount payable in or in connection with NSP's (a) 10.58% Senior Notes due June 7, 2004, issued in the aggregate principal amount of $24,500,000 pursuant to a Securities Purchase Agreement dated June 7, 1995 and guaranteed by Maker pursuant to a Guaranty Agreement dated August 13, 1998,
(b) Floating Rate Senior Notes, due June 7, 2004, issued in the aggregate principal amount of $10,000,000 pursuant to a Note Purchase Agreement dated August 13, 1998 and (c) debt outstanding pursuant to the Credit Agreement between Maker, the lenders listed therein and The Provident Bank, as Agent, dated August 13, 1998, whether arising under the terms thereof or any other Senior Debt Document or by operation of law or otherwise and (ii) "Senior Debt Documents" means each document, instrument or agreement evidencing, securing, guaranteeing or otherwise executed in connection with any of the Senior Debt.

     Upon (i) any failure to pay any installments of principal or interest hereunder, as when due; (ii) dissolution, merger or consolidation (other than a change of control), or transfer of a substantial portion of Maker's or NSP's assets; (iii) the insolvency, bankruptcy or liquidation of Maker or NSP or (iv) the acceleration of the payment of any other subordinated debt of Maker or NSP, the holder of this Note may, at its option following five days' written notice to Maker, declare the entire amount of unpaid principal, together with any accrued interest hereon, immediately due and payable and proceed to exercise any and all rights and remedies that the holder of this Note may have at law, in equity or by agreement.

     If this Note is not paid at maturity, whether by acceleration or otherwise, Maker shall pay all costs and expenses of collection and enforcement, including court costs and reasonable attorneys' fees, unless prohibited by law.

     Payments of principal and interest on this Note shall be made to Payee at Dayton, Ohio, or at such other place as the holder hereof may from time to time in writing direct.

     This Note may not be negotiated, transferred or assigned by Payee, except by operation of law or testamentary disposition, without the written consent of Maker, which consent shall not be unreasonably withheld. This Note may not be pledged by Payee, except for collateral assignment purposes, without the written consent of Maker, which consent shall not be unreasonably withheld.

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     Each party signing or endorsing this Note waives presentment, demand, protest, notice of dishonor, defenses based on suretyship and all other demands and notices in connection with the delivery acceptance, performance or enforcement of this Note.

     The obligation of Maker to pay in full any amounts due or to become due hereunder is absolute and unconditional and shall not be affected by any dispute, claim, counterclaim, defense or other right which Maker may have to assert against Payee. No delay or omission on the part of Payee in exercising any rights or remedies with respect to this Note shall operate as a waiver of such right or remedy or of any other right or remedy, and no singular or partial exercise of any right or remedy shall preclude any other further exercise thereof, or the exercise of any other right or remedy. A waiver of any right or remedy on any one occasion shall not be construed as a bar or waiver of any right or remedy on future occasions, and no delay, omission, waiver or partial exercise shall be deemed to establish a custom or course of dealing or performance between Maker and Payee.

     This Note shall be governed by the laws of the State of Illinois.

     IN WITNESS WHEREOF, Maker has caused this Note to be executed in its name by one of its officers thereto duly authorized, attested by its Secretary, as of the date first written above.

                                        MORNING PRIDE MANUFACTURING L.L.C.


                                        By:  /s/ Robert A. Peterson
                                            -----------------------------------
                                        Its: C.E.O.
                                            -----------------------------------
                                                                        COPY


ATTEST:

 /s/ [ILLEGIBLE]
----------------------------------
Secretary

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                                    GUARANTY

     FOR VALUE RECEIVED, Norcross Safety Products L.L.C., a Delaware limited liability company (the "GUARANTOR"), hereby irrevocably and unconditionally guarantees to the holder of the Note upon which this Guaranty is endorsed, the due and punctual payment of the principal of and interest (including any additional interest required to be paid according to the terms of said Note) on this Note as well as all reasonable costs and expenses of collection and enforcement, when and as the same shall become due and payable, all in accordance with the terms of the Note.

     The Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Note; the absence of any action to enforce the same; any waiver or consent by the holder of the Note with respect to any provisions thereof; any dispute, claim, counterclaim, defense or other right which the Guarantor may have to assert against Payee; or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of Maker, any right to require a proceeding first against Maker, protest, notice, defenses based on suretyship and all demands whatsoever and covenants that this Guaranty will not be discharged, except by complete performance of the obligations contained in the Note and in this Guaranty.

     The Guarantor hereby certifies and warrants that all acts, conditions and things required to be done and performed and to have happened precedent to the creation and issuance of this Guaranty to constitute the same, the valid, binding and enforceable obligation of the Guarantor have been done and performed in due compliance with all applicable laws. This Guaranty shall be governed by and construed in accordance with the laws of the State of Illinois.

     IN WITNESS WHEREOF, the undersigned company has caused this Guaranty to be executed as of the 14th day of August, 1998 in its name by one of its officers thereunto duly authorized, attested by its Secretary.

                                        NORCROSS SAFETY PRODUCTS L.L.C.


                                        By:  /s/ Robert A. Peterson
                                            ---------------------------------
                                        Its: C.E.O.
                                            ---------------------------------

ATTEST:

 /s/ [ILLEGIBLE]
----------------------------------
    Secretary

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